Exhibit 10.1

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This INTELLECTUAL PROPERTY PURCHASE AGREEMENT (this “Agreement”), which shall be effective as of the last date on which the last Party signs this Agreement (the “Effective Date”), is made by and between Web Access, LLC, a New York limited liability company (“Seller”), and Datavault AI Inc., a Delaware corporation (“Buyer”). Seller and Buyer may be referred to herein each as a “Party” and together as the “Parties.”

WHEREAS, Buyer and Seller are party to that certain Settlement Agreement and Release of All Claims, which is being executed concurrently herewith, by and among Buyer, Seller, EOS Technology Holdings Inc. (formerly known as Data Vault Holdings Inc.), Nathaniel Bradley, Data Donate Technologies, Inc., Dive Mask Capital, LLC, Robert Dromerhauser, Bryan Dromerhauser, William Talmage and The Intellectual Property Network, Inc. (the “Settlement Agreement”), which contemplates Buyer purchasing certain intellectual property from Seller; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all right, title, and interest in, to and under certain Purchased Assets (as defined below) and related rights, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.            Purchase and Sale of Assets.

(a)               Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, Seller hereby irrevocably sells, assigns, transfers, and conveys to Buyer, and Buyer hereby accepts, all of Seller’s right, title, and interest in, to and under any of the following in any jurisdiction throughout the world, other than the Excluded Assets (as defined below) (collectively, the “Purchased Assets”):

(i)            trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing, including, without limitation, those set forth on Schedule 1 hereto (collectively, the “Acquired Marks”);

(ii)           issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models), including, without limitation, those set forth on Schedule 1 hereto (collectively, the “Acquired Patents”);

(iii)          copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing, including, without limitation, all computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof;

(iv)          internet domain names, uniform resource locators, social media account or user names, handles, and other identifiers, and all associated websites and web pages, social media profiles and pages, and all content and data thereon or relating thereto;

(v)           trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein;

(vi)          all royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Seller with respect to any of the foregoing;

(vii)         all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, violation, breach, or default; and

(viii)         all other rights, privileges, and protections of any kind whatsoever of Seller accruing under any of the foregoing assets provided by any applicable law, treaty, or other international convention throughout the world.

(b)               Excluded Assets and Excluded Liabilities. Buyer shall not assume: (i) any patents and inventions, or any other assets that would otherwise be considered or deemed Purchased Assets, now in existence or to be granted in the future, related to intellectual property assets held by Seller known and referred to as “Weed Wagon”, which involves drone and autonomous delivery capabilities combined with verification and taxation tracking capabilities (collectively, “Excluded Assets”); or (ii) any liabilities or obligations of Seller of any kind, whether known or unknown, contingent, matured or otherwise, whether currently existing or hereinafter created, except liabilities that relate to the Purchased Assets (collectively, “Excluded Liabilities”).

2.           Consideration. As consideration for the sale, transfer, and assignment of the Purchased Assets, Buyer shall issue to Seller or Seller’s designee(s), within twenty one (21) calendar days after the Effective Date (the “Closing Date”), three million (3,000,000) shares (the “Shares”) of restricted common stock, par value $0.0001 per share (the “Common Stock”), of Buyer (the “Purchase Price”). The issuance of the Shares shall constitute full and complete payment of the Purchase Price for the Purchased Assets. No later than the Closing Date, the Buyer shall provide written evidence from its transfer agent and registrar, by book-entry, of the issuance of the Shares to the Seller or the Seller’s Designee(s).

3.            Closing and Deliverables.

(a)               Closing. The consummation of the purchase and sale of the Purchased Assets provided for herein shall take place on the Closing Date. This Agreement shall be effective as of 12:01 a.m. on the Effective Date.

(b)               Seller Deliverables. On the Closing Date, Seller shall deliver to Buyer: (i) a short-form assignment, in the form of Annex A attached hereto and made a part hereof (the “Assignment”), duly executed by Seller, transferring all right, title, and interest in, to and under the Purchased Assets to Buyer; and (ii) the complete prosecution files for the Acquired Marks and Acquired Patents, and all such other documents, certificates, correspondence, and information as are reasonably requested by Buyer to register, prosecute to issuance, own, enforce, or otherwise use the Purchased Assets, including any renewal fees due and deadlines for actions to be taken concerning prosecution and maintenance of the Acquired Marks and Acquired Patents in the one-hundred eighty (180) day period following the Effective Date (collectively, “Prosecution Records”).

(c)               Buyer Deliverables. On the Closing Date, in addition to any other deliverables described elsewhere in this Agreement, Buyer shall deliver to Seller a duly executed Registration Rights Agreement, in the form of Annex B attached hereto and made a part hereof (the “Registration Rights Agreement”).

4.            Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, as of the Effective Date, the statements in this Section 4 are true and correct and do not contain any untrue statement of material fact or omit any material fact necessary to make them not misleading under the circumstances in which they were made:

(a)               Organization. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of New York and has the requisite power and authority to carry on its business as now being conducted. Seller is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

(b)               Authority of Seller; Enforceability. Seller has full limited liability company power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary organizational action of Seller, and when executed and delivered by both Parties, this Agreement will constitute a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions.

(c)               No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Seller; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to Seller or the Purchased Assets; (iii) conflict with or result in any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which this Agreement or any of the Purchased Assets are subject; or (iv) result in the creation or imposition of any encumbrances on the Purchased Assets. No consent, approval, waiver, or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Seller of this Agreement, or to enable Buyer to register, own, and use the Purchased Assets.

(d)               Ownership. Seller owns all right, title, and interest in, to and under the Purchased Assets, free and clear of liens, security interests, licenses, covenants not to sue, options, rights of first refusal and other encumbrances or restrictions on use or transfer. Seller is in compliance with all legal requirements applicable to the Purchased Assets and Seller’s ownership and use thereof.

(e)               Registrations, Patents and Applications. Schedule 1 contains a correct, current, and complete list of all (i) registrations and applications for registration owned by Seller in the Acquired Marks, and all material unregistered Acquired Marks, and (ii) patents and patent applications included in the Acquired Patents, specifying as to each, as applicable, the word mark and/or design, the title, the record owner, the jurisdiction in which it has been issued or filed, the patent number, registration number or application serial or publication number, and the issue or application filing date. All required filings and fees related to such Acquired Marks and Acquired Patents have been timely filed with and paid to the USPTO and other relevant governmental authorities and authorized registrars, and all such Acquired Marks and Acquired Patents have at all times been and remain in good standing. Seller has provided Buyer with true and complete copies of all Prosecution Records, related to all such Acquired Marks and Acquired Patents.

(f)                Validity and Enforceability. The Acquired Marks and Acquired Patents are valid, subsisting, and enforceable in all applicable jurisdictions, and are not subject to any pending or, threatened challenge or claim to the contrary. No event or circumstance (including any failure to exercise adequate quality control or any assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or would reasonably be expected to result in, the abandonment of any Acquired Mark or Acquired Patents.

(g)               Non-Infringement. The registration, ownership, and exercise of the rights in, to and under the Purchased Assets did not, does not, and to Seller’s knowledge will not infringe or otherwise violate the intellectual property or other proprietary rights of any third party or violate any applicable regulation or law, and to Seller’s knowledge, no person has infringed or otherwise violated, or is currently infringing or otherwise violating, any of the Purchased Assets.

(h)               Legal Actions. There is no claim, action, suit, proceeding or governmental investigation (“Action”) of any nature pending or, to Seller’s knowledge, threatened against or by Seller: (a) relating to or affecting the Purchased Assets; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action. Seller is not subject to any judgment, order, award, decree or citation by or of any United States federal, state or local, or any supranational or non-U.S. court or tribunal or other governmental entity or any award in any arbitration proceeding that affects any of the Purchased Assets.

(i)                 No Other Representations or Warranties. Except for the representations and warranties contained in this Section 4, Seller has not made and does not make any other express or implied representation or warranty, either written or oral, on behalf of Seller.

5.            Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that, as of the Effective Date, the statements in this Section 5 are true and correct and do not contain any untrue statement of material fact or omit any material fact necessary to make them not misleading under the circumstances in which they were made:

(a)               Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as now being conducted. Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary.

(b)               Authority of Buyer; Enforceability. Buyer has full corporate right, power, and authority to enter into this Agreement, the Registration Rights Agreement and the other agreements, documents and instruments described herein or contemplated hereby (collectively, the “Transaction Documents”) and perform its obligations hereunder and thereunder. The execution, delivery, and performance of each of the Transaction Documents by Buyer have been duly authorized by all necessary organizational action of Buyer, and when executed and delivered by both Parties, as applicable, each of the Transaction Documents will constitute a legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms and conditions.

(c)               No Conflicts; Consents. The execution, delivery, and performance by Buyer of each of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate or conflict with the certificate of incorporation, by-laws, or other organizational documents of Buyer; (ii) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule, or regulation; or (iii) conflict with or result in any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which the Buyer is subject. No consent, approval, waiver, or authorization is required to be obtained by Buyer from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by Buyer of this Agreement or the other Transaction Documents.

(d)               The Shares, combined with the Restricted Shares (as defined in the Settlement Agreement), shall not, at the date of transfer or issuance thereof in accordance with the terms and conditions of this Agreement and the Settlement Agreement, be equal to in excess of 4.99% of the issued and outstanding shares of Common Stock. The Shares to be issued hereunder have been duly and validly authorized and when paid for in accordance with the terms hereof, fully-paid and non-assessable.

(e)               No Other Representations or Warranties. Except for the representations and warranties contained in this Section 5, Buyer has not made and makes no other express or implied representation or warranty, either oral or written, whether arising by law, course of dealing, course of performance, usage, trade, or otherwise, all of which are expressly disclaimed.

6.            Covenants.

(a)               Further Assurances. From and after the date hereof, Seller and Buyer shall execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement, the other Transaction Documents and the documents to be delivered hereunder.

(b)               Recordation. Without limiting the generality of Section 6(a), Seller shall execute and deliver to Buyer such assignments and other documents, certificates, and instruments of conveyance provided by Buyer to Seller that are in a form satisfactory to Buyer and suitable for Buyer’s filing with the USPTO and the registries and other recording governmental authorities in all applicable jurisdictions (including with respect to legalization, notarization, apostille, certification, and other authentication) as reasonably necessary to record and perfect the Assignment and to vest in Buyer all right, title, and interest in, to and under the Acquired Marks and Acquired Patents in accordance with applicable law. Seller shall take such steps and actions, and provide such cooperation and assistance, to Buyer and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be reasonably necessary to effect, evidence, or perfect the assignment of the Acquired Marks and Acquired Patents to Buyer, or any of Buyer’s successors or assigns. In the event that Seller fails to comply with its obligations with respect to the Acquired Marks or Acquired Patents, Seller hereby designates as its agents and attorneys-in-fact Buyer and its affiliates and their duly authorized representatives, to act for, on behalf of and instead of Seller to execute and file any document and to do all other lawfully permitted acts necessary to give effect to the transactions contemplated hereby, with the same legal force and effect as if executed or done by Seller.

(c)               Cessation of Use. As of the Effective Date, Seller shall cease any and all use or exploitation of the Purchased Assets and shall have no further right to and shall not use, acquire, or own any of the foregoing, or, with respect to the Acquired Marks, any confusingly similar mark or domain name, in any form or manner, including as a business or trade name, domain name, service mark or trademark. Seller, on behalf of itself and its shareholders, owners, agents, employees, directors, and officers, agrees that it shall not, directly or indirectly, attack, perform, do, or cause any act to be done, that would in any way or manner be detrimental to, injure, challenge, or impair in any way or to any degree: (i) the Purchased Assets, or any variations thereof; (ii) any applications for registration or registrations therefor; (iii) any of the goodwill associated with such Purchased Assets, applications or registrations; (iv) Buyer’s federal, state, common law, foreign, and other rights in, to or under the Purchased Assets, any variations thereof, or any applications or registrations therefor; or (v) the validity and enforceability of any of the foregoing.

(d)               Confidentiality. Neither Party shall disclose to any third party (other than their respective employees or agents in their capacity as such) any information with respect to the financial terms of this Agreement, other than as strictly necessary to exercise its rights or perform its obligations under this Agreement. Seller further agrees: (i) not to use any information that is of a sensitive, proprietary, or confidential nature, whether written or oral, concerning the Purchased Assets or Buyer’s use thereof in the conduct of its business, or otherwise concerning the business, operations, strategies, goods, services, or financials of Buyer (including, for the avoidance of doubt, any information with respect to the financial terms of this Agreement) (collectively, the “Confidential Information”) other than as strictly necessary to exercise its rights or perform its obligations under this Agreement; (ii) not to use any such Confidential Information, directly or indirectly, in any manner to the detriment of Buyer or to obtain any competitive advantage relative to Buyer; and (iii) to maintain such Confidential Information in strict confidence, and not to use or disclose such Confidential Information without Buyer’s prior written consent. If Seller is compelled to disclose any Confidential Information, by judicial or administrative process or by other requirements of law, Seller shall: (1) promptly notify Buyer in writing; (2) disclose only that portion of such Confidential Information which it is advised by counsel in writing is legally required to be disclosed; and (3) use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such Confidential Information.

(e)               Public Announcements. The Parties may cooperate in good faith to agree on public announcements of the transactions contemplated by this Agreement, and neither Seller nor Buyer shall, and each shall cause its respective affiliates not to, publish any press release or make any public statement regarding the transactions contemplated by this Agreement without prior consultation with the other Party and considering in good faith any comments of the other Party, except to the extent that a Party determines in good faith that such consultation or consideration is not practicable as a result of applicable law or legal process. Pending such public statements, each Party shall treat the existence and terms of this Agreement as confidential. This Section 6(e) will not limit public or other filings or statements made in connection with any dispute.

7.            Indemnification.

(a)               Indemnification by Seller. Seller shall defend, indemnify, and hold harmless Buyer and its affiliates, shareholders, directors, officers, and employees (each, a “Buyer Indemnified Party”) from and against all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, fees, costs, or expenses of whatever kind, including reasonable attorneys’ fees, the cost of enforcing any right to indemnification hereunder, and the cost of pursuing any insurance providers (collectively, “Losses”) arising out of or in connection with any third-party claim, suit, action, or proceeding (each, a “Third-Party Claim”) related to: (i) any actual or alleged inaccuracy in or breach or non-fulfillment in any material respect of any representation, warranty, covenant, agreement, or obligation of Seller contained in this Agreement or any document to be delivered hereunder; or (ii) any Excluded Liabilities or Excluded Assets.

(b)              Indemnification by Buyer. Buyer shall defend, indemnify, and hold harmless Seller and its affiliates, shareholders, directors, officers, and employees (each, a “Seller Indemnified Party”) from and against all Losses arising out of or in connection with any Third-Party Claim related to any actual or alleged inaccuracy in or breach or non-fulfillment in any material respect of any representation, warranty, covenant, agreement, or obligation of Buyer contained in this Agreement or any document to be delivered hereunder.

(c)               Indemnification Procedure. A Buyer Indemnified Party or Seller Indemnified Party (each, an “Indemnified Party”) shall promptly notify the other Party from which it is seeking indemnification (the “Indemnifying Party”) upon becoming aware of a Third-Party Claim with respect to which the Indemnifying Party is obligated to provide indemnification under this Section 7 (each, an “Indemnified Claim”). The Indemnifying Party shall promptly assume control of the defense and investigation of the Indemnified Claim, with counsel reasonably acceptable to the Indemnified Party, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party in connection therewith, in each case at the Indemnifying Party’s sole cost and expense. The Indemnified Party may participate in the defense of such Indemnified Claim, with counsel of its own choosing and at its own cost and expense. The Indemnifying Party shall not settle any Indemnified Claim on any terms or in any manner that adversely affects the rights of any Indemnified Party without such Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned, or delayed). If the Indemnifying Party fails or refuses to assume control of the defense of such Indemnified Claim, the Indemnified Party shall have the right, but no obligation, to defend against such Indemnified Claim, including settling such Indemnified Claim after giving notice to the Indemnifying Party, in each case in such manner and on such terms as the Indemnified Party may deem appropriate. Neither the Indemnified Party’s failure to perform any obligation under this Section 7(c) nor any act or omission of the Indemnified Party in the defense or settlement of any Indemnified Claim shall relieve the Indemnifying Party of its obligations under this Section 7, except to the extent that the Indemnifying Party can demonstrate that it has been materially prejudiced as a result thereof.

(d)               Survival. All representations, warranties, covenants, and agreements contained herein and all related rights to indemnification shall continue in full force and effect following the Effective Date.

8.            General Terms.

(a)               Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

(b)               Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient; and (iv) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage prepaid). Such communications must be sent to the respective Party at the following addresses or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8(b):

If to Seller:	Web Access, LLC ATTN: William Talmage [*********] [*********] Email: [*********]

If to Buyer:	Datavault AI Inc. 15268 NW Greenbrier Pkwy Beaverton, Oregon 97006 Attention: Brett Moyer Email: [*********]

(c)               Entire Agreement. This Agreement, the documents to be delivered hereunder (including the other Transaction Documents), and all related exhibits, annexes and schedules constitute the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the documents to be delivered hereunder, and the related exhibits, annexes and schedules (other than an exception expressly set forth as such in the related exhibits, annexes or schedules), the statements in the body of this Agreement shall control.

(d)               Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(e)               Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

(f)                Equitable Remedies.

(i)            Seller acknowledges that: (x) a breach or threatened breach by Seller of any of its obligations under this Agreement would give rise to irreparable harm to Buyer for which monetary damages would not be an adequate remedy; and (y) if a breach or a threatened breach by Seller of any such obligations occurs, Buyer will, in addition to any and all other rights and remedies that may be available at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security or to prove actual damages or that monetary damages will not afford an adequate remedy.

(ii)            Buyer acknowledges that: (x) a breach or threatened breach by Buyer of any of its obligations under this Agreement would give rise to irreparable harm to Seller for which monetary damages would not be an adequate remedy; and (y) if a breach or a threatened breach by Buyer of any such obligations occurs, Seller will, in addition to any and all other rights and remedies that may be available at law, at equity, or otherwise in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance, and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security or to prove actual damages or that monetary damages will not afford an adequate remedy.

(g)               Governing Law; Venue. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the state courts in each case located in the City and County of New York and each Party irrevocably submits to the exclusive jurisdiction and venue of such courts in any such legal suit, action, or proceeding.

(h)               Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

(i)                 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; and any single or partial exercise of any right, remedy, power, or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

(j)                 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(k)               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed as of the Effective Date by their respective duly authorized officers.

SELLER:
WEB ACCESS, LLC

By:
Name: William Talmage
Title: Managing Member

BUYER:
DATAVAULT AI INC.

By:
Name: Brett Moyer
Title: Chief Financial Officer

[Signature Page to Intellectual Property Purchase Agreement]

SCHEDULE 1

Acquired Marks and Acquired Patents

Acquired Marks
Client Name	Mark	Jurisdiction	Serial No.	Filing Date	Registration Date	Registration No.	Int'l Class No.	Goods/Services Description	Docket No.	Status
Web Access, LLC.	Inaudible Tones	USPTO	87360963	3/7/2017	8/20/2019	5841323	9	IC 009. US 021 023 026 036 038. G & S: Radio beacon transmitters for transmitting inaudible tones to a specially-designed inaudible tone sensor; Radio receivers for receiving data in the form of inaudible tones; Software application for decoding inaudible tones, all of the foregoing sold individually or as a unit	WebAccessT01	Issued
Web Access, LLC.	Cousin IT	Licensed from the Tee & Charles Addams Foundation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No registrations or applications found

Acquired Patents
Client Name	Application Title	Application Number	Application Type	Filing Date	Issue Date	Patent Number	Docket Number	Jurisdiction	Status/Notes
Web Access, LLC.	Inaudible Tones Used for Security and Safety	15/819,729	Utility	11/21/2017	3/26/2019	10242518	WebAccess-P0001	USPTO	Issued
Web Access, LLC.	Inaudible Tones Tracking Chip and System for Security and Safety	16/281,722	Continuation	2/21/2019	12/3/2019	10497196	WebAccess-P0001C1	USPTO	Issued
Web Access, LLC.	System and method for inaudible tones tracking	16/681,459	Continuation	11/12/2019	12/7/2021	11195362	WebAccess-P0001C2	USPTO	Issued
Web Access, LLC.	System and Method for Inaudible Tones Tracking System	17/522,494	Continuation	11/9/2021	9/5/2023	11749046	ADIO-P0004C3	USPTO	Issued
Web Access, LLC.	SYSTEM AND METHOD FOR TRANSMITTING INAUDIBLE TONES AT A LOCATION	18/453,912	Continuation	8/22/2023			ADIO-P0004C4	USPTO	Pending
Web Access, LLC.	System, Method, and Apparatus of Readmissions Risk Ratio Quotient Generation	15/844,531	Utility	12/16/2017			WebAccess-P0002	USPTO	Non Final Action Mailed 06/17/2025
Web Access, LLC.	Inaudible Tone Used for Security and Safety	62,424,921	Provisional	11/21/2016
Web Access, LLC.	System, Method, and Apparatus for Readmission Risk Ratio Quotient Generation	62/435,365	Provisional	12/16/2016

2

ANNEX A TO INTELLECTUAL PROPERTY PURCHASE AGREEMENT

(Assignment)

ASSIGNMENT OF TRADEMARKS AND PATENTS

This ASSIGNMENT OF TRADEMARKS AND PATENTS AGREEMENT (this “Assignment”) is effective as of the date on which the last party signs this Assignment (the “Effective Date”), by and between Web Access, LLC, a New York limited liability company (“Assignor”), and Datavault AI Inc., a Delaware corporation (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Intellectual Property Purchase Agreement (the “Agreement”), dated as of the date on which the last Party signs this Assignment (the “Effective Date”), pursuant to which Assignor assigned to Assignee, and Assignee accepted and assumed from Assignor, all of Assignor’s worldwide right, title and interest in, to and under certain Acquired Marks and Acquired Patents (as such terms are defined in the Agreement) and all goodwill related thereto, including, without limitation, those certain trademarks, service marks, corresponding trademark registrations and applications, patents and patent applications identified on Schedule A attached hereto (such assigned assets, collectively, the “Assigned Assets”); and

WHEREAS, pursuant to Section 3(b)(i) of the Agreement, Assignor and Assignee have agreed to execute and deliver this Assignment to confirm and evidence of record the assignment of the Assigned Assets from Assignor to Assignee.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.            Assignor hereby assigns, conveys, transfers and delivers to Assignee all right, title and interest in, to and under the Assigned Assets, together with the goodwill of the business symbolized by and associated with the Assigned Assets, the right to secure all renewals and extensions thereof, and the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in conjunction with, any and all past, present or future infringement, misappropriation or dilution of or damage or injury to the Assigned Assets or the accompanying goodwill, and all other rights, privileges, and protections of any kind whatsoever of Assignor accruing under any of the foregoing provided by any applicable law, treaty, or other international convention. Assignor hereby acknowledges and agrees that from and after the Effective Date, Assignee shall be the exclusive owner of the Assigned Assets and associated goodwill.

2.             Assignor hereby authorizes the Commissioners for Trademarks and Patents in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this Assignment upon request by Assignee.

3.             This Assignment shall be binding upon, and inure to the benefit of, Assignor and Assignee and their respective successors and assigns.

4.            This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signed copy of this Assignment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed as of the Effective Date by their duly authorized representatives.

ASSIGNOR:
WEB ACCESS, LLC

By:
Name:
Title:

ASSIGNEE:
DATAVAULT AI INC.

By:
Name:
Title:

[Signature Page to Assignment of Trademarks and Patents]

Schedule A to Assignment of Trademarks

Acquired Marks and Acquired Patents

Acquired Marks
Client Name	Mark	Jurisdiction	Serial No.	Filing Date	Registration Date	Registration No.	Int'l Class No.	Goods/Services Description	Docket No.	Status
Web Access, LLC.	Inaudible Tones	USPTO	87360963	3/7/2017	8/20/2019	5841323	9	IC 009. US 021 023 026 036 038. G & S: Radio beacon transmitters for transmitting inaudible tones to a specially-designed inaudible tone sensor; Radio receivers for receiving data in the form of inaudible tones; Software application for decoding inaudible tones, all of the foregoing sold individually or as a unit	WebAccessT01	Issued
Web Access, LLC.	Cousin IT	Licensed from the Tee & Charles Addams Foundation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	No registrations or applications found

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Acquired Patents
Client Name	Application Title	Application Number	Application Type	Filing Date	Issue Date	Patent Number	Docket Number	Jurisdiction	Status/Notes
Web Access, LLC.	Inaudible Tones Used for Security and Safety	15/819,729	Utility	11/21/2017	3/26/2019	10242518	WebAccess-P0001	USPTO	Issued
Web Access, LLC.	Inaudible Tones Tracking Chip and System for Security and Safety	16/281,722	Continuation	2/21/2019	12/3/2019	10497196	WebAccess-P0001C1	USPTO	Issued
Web Access, LLC.	System and method for inaudible tones tracking	16/681,459	Continuation	11/12/2019	12/7/2021	11195362	WebAccess-P0001C2	USPTO	Issued
Web Access, LLC.	System and Method for Inaudible Tones Tracking System	17/522,494	Continuation	11/9/2021	9/5/2023	11749046	ADIO-P0004C3	USPTO	Issued
Web Access, LLC.	SYSTEM AND METHOD FOR TRANSMITTING INAUDIBLE TONES AT A LOCATION	18/453,912	Continuation	8/22/2023			ADIO-P0004C4	USPTO	Pending
Web Access, LLC.	System, Method, and Apparatus of Readmissions Risk Ratio Quotient Generation	15/844,531	Utility	12/16/2017			WebAccess-P0002	USPTO	Non Final Action Mailed 06/17/2025
Web Access, LLC.	Inaudible Tone Used for Security and Safety	62,424,921	Provisional	11/21/2016
Web Access, LLC.	System, Method, and Apparatus for Readmission Risk Ratio Quotient Generation	62/435,365	Provisional	12/16/2016

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ANNEX B TO INTELLECTUAL PROPERTY PURCHASE AGREEMENT

(Registration Rights Agreement)

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